Exhibit 10.4

2017 Stock Option Agreement

AQUA AMERICA, INC.

2009 OMNIBUS EQUITY COMPENSATION PLAN

STOCK OPTION

TERMS AND CONDITIONS

1.Grant of Option.

These Stock Option Terms and Conditions (the “Grant Conditions”) shall apply and be part of the grant made by Aqua America, Inc., a Pennsylvania corporation (the “Company”), to the Grantee named in the Stock Option Grant (the “Option”) to which these Grant Conditions are attached (the “Grantee”), under the terms and provisions of the Aqua America, Inc. 2009 Omnibus Equity Compensation Plan, as amended and restated (the “Plan”).  The applicable provisions of the Plan are incorporated into the Grant Conditions by reference, including the definitions of terms contained in the Plan (unless such terms are otherwise defined herein). The Grantee is an employee of the Company, its subsidiaries or its Affiliates (collectively, the “Employer”).

Subject to the terms and vesting conditions hereinafter set forth, the Company,  with the approval and at the direction of the Executive Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), has granted to the Grantee a  nonqualified stock option (the “Option”) to purchase the number of shares of common stock of the Company (the “Shares”) as specified in the Stock Option Grant at the exercise price per Share set forth in the Stock Option Grant (the “Exercise Price”).   The Option shall vest according to Section 2 below.

2.Vesting of Option.

The Option shall vest on the following dates (each date, a “Vesting Date”) if (i) the Grantee continues to be employed by the Employer through the Vesting Date and (ii) the Performance Goal described on the attached Schedule  A is achieved for the calendar year ending on December 31 immediately preceding the Vesting Date (each such calendar year, a “Performance Year”), except as otherwise provided in Sections 3 and 5 below.

Vesting Date	Shares for Which the Option is Vested
First Anniversary of the Grant Date	33⅓% of the Shares
Second Anniversary of the Grant Date	33⅓% of the Shares
Third Anniversary of the Grant Date	33⅓% of the Shares

The vesting of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.  If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes vested shall be rounded down to the nearest whole Share; provided that, the portion of the Option subject to vesting on the Third Anniversary of the Grant Date shall include the Shares subject the Option that did not previously vest as a result of such rounding.

3.Term of Option.

(a)The Option shall have a term of ten (10) years from the Grant Date specified in the Stock Option Grant (the “Grant Date”) and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of these Grant Conditions or the Plan.

(b)If the Grantee ceases to be employed by the Employer for any reason, the unvested portion of the Option will terminate on the date the Grantee ceases to be employed by the Employer (the “Termination Date”), unless otherwise provided in this Section 3. Any vested portion of the Option as of the Termination Date may be exercised for the period described in this Section 3.

(c)If the Grantee ceases to be employed by the Employer for the following reasons, the Option will be treated as follows:

(i)General Rule.  If the Grantee ceases to be employed by the Employer,  except as provided below, the Option will thereafter be exercisable only with respect to that number of Shares with respect to which the Option has vested as of the Termination Date.  The vested portion of the Option will terminate upon the earlier of the expiration of the term of the Option or the expiration of the ninety (90)  day period commencing on the Termination Date.

(ii)Retirement.  If the Grantee ceases to be employed by  the Employer on account of the Grantee’s Retirement, except as otherwise provided in subsection (iv) below, a pro-rated portion of the unvested Option will vest on the Vesting Date coincident with or immediately following the Termination Date (the “Retirement Vesting Date”) if the Performance Goal is achieved for the Performance Year that relates to the Retirement Vesting Date.  Such pro-rated portion (the “Pro-Rated Portion”) shall be equal to the product of (A) the number of Shares with respect to which the Option would have vested on the Retirement Vesting Date if the Grantee had remained employed through the Retirement Vesting Date, multiplied by (B) a fraction, the numerator of which is the number of days that the Grantee was employed during the period beginning on the date following the immediately preceding Vesting Date and ending on the Termination Date, and the denominator of which is 365.  Any portion of the Option, other than the Pro-Rated Portion, that has not vested as of the Grantee’s Termination Date shall be forfeited and cease to be outstanding as of the Termination Date.  If the Grantee ceases to be employed by the Employer on account of Retirement, the vested portion of the Option shall remain outstanding until the expiration of the term of the Option.  For purposes of these Grant Conditions, “Retirement” shall mean the Grantee’s voluntary termination of employment after the Grantee has attained age fifty-five (55) and has a combination of age and full years of service with the Employer that is equal to or greater than seventy (70).

(iii)Death or Disability.  If the Grantee ceases to be employed by the Employer on account of the Grantee’s death or Disability, any unvested portion of the outstanding Option will become immediately vested on the Termination Date.  The Option will terminate upon the earlier of the expiration of the term of the Option or the date that is 12 months following the Termination Date.

(iv)Termination Upon or Following a Change in Control.    Notwithstanding the foregoing, if the Grantee ceases to be employed by the Employer upon or following a Change in Control on account of (i) the Grantee’s Retirement, (ii) Involuntary Termination by the Employer without Cause, or (iii) the Grantee’s Disability or death, any unvested portion of the outstanding Option shall become fully vested on the Termination Date.  The vested Option shall be exercisable for the applicable period described in subsections (i) through (iii) above.

(v)Termination for Cause.  If the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by the Employer or after the Grantee’s termination of employment (A) the vested and unvested Option shall immediately terminate and (B) the Grantee shall automatically forfeit all Shares underlying any exercised portion of the Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

4.Exercise of the Option.

(a)Subject to the provisions of Section 2 and 3 above, the Grantee may exercise any  vested portion of the Option, in whole or in part, by delivering a notice of exercise to the Company. Payment of the Exercise Price and any applicable withholding taxes must be paid prior to issuance of the Shares and must be received by the Company by the time specified by the Company, depending on the type of payment being made, but in all cases prior to the issuance or transfer of such Shares.

(b)The Grantee may pay the Exercise Price (i) in cash, (ii) by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. The Committee may impose such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option, and shares of Company Stock used to exercise the Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option.

(c)The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as the Company’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

5.Change in Control.

(a)If a  Change in Control before the end of the third Performance Year, vesting of the Option shall cease to subject to achievement of the Performance Goal and the Option shall vest on each Vesting Date that occurs following the Change in Control if the Grantee continues to be employed by the Employer through the applicable Vesting Date.

(b)If a Change in Control occurs following the Grantee’s termination of employment on account of Retirement and during the Performance Year in which the Termination Date occurs, the Pro-Rated Portion of the Option that would have otherwise vested on the Retirement Vesting Date pursuant to Section 3(c)(ii) shall become immediately vested upon the Change in Control, without regard to whether the Performance Goal is met.

6.Certain Corporate Changes.

If any change is made to the Company Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of the Option, the Committee shall adjust, in an equitable manner and as provided in the Plan, the number and class of shares underlying the Option and the Exercise Price to reflect the effect of such event or change in the Company’s capital structure, and the Committee shall adjust the Performance Goal as necessary to reflect the effect of such event or change in the Company’s capital structure.

7.Restrictions on Exercise.

Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable by the Grantee’s estate, to the extent that the Option is exercisable pursuant to these Grant Conditions.

8.No Right to Continued Employment.

Neither the award of the Option, nor any other action taken with respect to the Option, shall confer upon the Grantee any right to continue to be employed by the Employer or shall interfere in any way with the right of the Employer to terminate the Grantee’s employment at any time.

9.No Shareholder Rights.

Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon exercise of the Option.

10.Termination or Amendment.

These Grant Conditions and the award made hereunder may be terminated or amended by the Committee, in whole or in part, in accordance with the applicable terms of the Plan.

11.Notice.

Any notice to the Company provided for in these Grant Conditions shall be addressed to it in care of the Company’s Vice President for Human Resources, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll system of the Company, or to such other address as the Grantee may designate to the Company in writing.  Any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail or other mail delivery service.  Notice to the Company shall be deemed effective upon receipt.  By receipt of these Grant Conditions, the Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to the applicable securities laws) regarding the Company, the Plan, and the Option via the Company’s electronic mail system or other electronic delivery system.

12.Incorporation of Plan by Reference.

The Stock Option Grant and these Grant Conditions are made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The Grantee’s receipt of the Option constitutes the Grantee’s acknowledgment that all decisions and determinations of the Committee with respect to the Plan, these Grant Conditions, and/or the Option shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest in the Option.  The settlement of any award with respect to the Option is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan. A copy of the Plan will be furnished to each Grantee upon request.

13.Income Taxes; Withholding Taxes.

The Grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the Option or the exercise of the Option pursuant to these Grant Conditions, and all obligations of the Company under these Grant Conditions shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  At the time of taxation, the Employer shall have the right to deduct from other compensation, or to withhold shares of Company Stock, in an amount equal to the federal (including FICA), state, local and foreign taxes and other amounts as may be required by law to be withheld with respect to the Option, as approved in advance by the Committee.

14.Company Policies.

This Option and all shares issued pursuant to this grant shall be subject to any applicable recoupment or clawback policies and other policies implemented by the Board, as in effect from time to time.

15.Governing Law.

The validity, construction, interpretation and effect of the Stock Option Grant and these Grant Conditions shall exclusively be governed by, and determined in accordance with, the applicable laws of the Commonwealth of Pennsylvania, excluding any conflicts or choice of law rule or principle.

16.Assignment.

The Stock Option Grant and these Grant Conditions shall bind and inure to the benefit of the successors and assignees of the Company.  The Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Option, except to a successor grantee in the event of the Grantee’s death.

Schedule  A

Performance Goal

Provided the Grantee has remained in the continuous employment of the Employer through the applicable Vesting Date (except as otherwise provided in Section  3,  the applicable portion of the Option shall become vested on the Vesting Date if the Company’s Annual Adjusted Return on Equity for the Performance Year equals or exceeds the Adjusted Return on Equity Target (the “Performance Goal”).   For purposes of this Option award, achievement of the Performance Goal shall be determined as follows:

(i)Annual Adjusted Return on Equity means, for each calendar year, (A) the Company’s net income for the calendar quarter (excluding net income or loss from acquisitions which have not been incorporated in the Company’s Most Recent Rate Application), divided by (B) the Company’s shareholders’ equity as of the end of the calendar year (excluding equity applicable to acquisitions that were not incorporated in the Company’s Most Recent Rate Application).

(ii)Most Recent Rate Application means the Company’s most recent rate application with the Pennsylvania Public Utility Commission as of the end of the applicable calendar quarter.

(iii)Adjusted Return on Equity Target means an Annual Adjusted Return on Equity for the Performance Year that is equal to or greater than 150 basis points below the return on equity granted by the Pennsylvania Public Utility Commission during the last rate proceeding of the Company’s Pennsylvania subsidiary that occurs prior to the end of the Performance Year.  However, if there has not been a rate proceeding for the Company’s Pennsylvania subsidiary within 18 months prior to the end of the Performance Year,  then the reference to “return on equity” in this section (iv) means the last Pennsylvania Public Utility Distribution System Improvement Charge return on equity prior to the end of the Performance Year.

Except as otherwise provided in Section 5,  in the event the Company’s Annual Adjusted Return on Equity for the Performance Year is less than the Adjusted Return on Equity Target, the portion of the Option that would vested for the Performance Year shall cease to be outstanding.